Exhibit 24

ARES PRIVATE MARKETS FUND

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Barry Miller, Tina St. Pierre, Lisa Morgan, Matthew Jill, Naseem Sagati Aghili, Katherine Hurley and Gayle O’Donnell associated with Ares Management LLC or its affiliates and Nicole M. Runyan, Kim E. Kaufman and Claire Hinshaw of Kirkland & Ellis LLP, and each of them, with full power to act without the other, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities (until revoked in writing), to:

a)	sign any and all amendments, including pre- and post-effective amendments to the Fund's Registration Statement on Form N-2;

b)	sign Forms 3, 4 and/or 5, and amendments thereto, and any successor forms adopted by the Securities and Exchange Commission (the "SEC");

c)	do and perform any and all acts that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or amendment thereto, and any successor forms adopted by the SEC, and the filing of such form with the SEC and any other authority, including preparing, executing and filing Form ID with the SEC;

d)	(a) act as an account administrator (as such term may be defined by the SEC, from time to time) with respect to the undersigned’s EDGAR account and take all actions necessary or appropriate to enable the undersigned to make electronic filings with the SEC and (b) certify as to the identity and accuracy of (1) the individuals and entities authorized to act on the undersigned’s behalf with respect to the EDGAR Next system and electronic filings made with the SEC and (2) all information about the undersigned reflected on the undersigned’s EDGAR account;

e)	designate certain individuals (other than the undersigned) to access and manage the undersigned’s EDGAR account as an “account administrator,” “user” or “technical administrator” or other such roles as the undersigned or the attorney(s)-in-fact may designate and as such terms may be defined by the SEC, from time to time;

f)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion; and

g)	file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the person whose signature appears below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the person whose signature appears below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of May, 2026.

/s/ David Herbers
David Herbers

Subscribed, sworn to and acknowledged before me by the said David Herbers, as of this 28th day of May, 2026.

ELIZABETH GONZALEZ Notary Public - State of New York NO. 01GO6401911 Qualified in Bronx County My Commission Expires Apr 5, 2028

/s/ Elizabeth Gonzalez
Notary Public

My commission expires on:	April 5, 2028

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